SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. _______)

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a 6(e)(2))
[X] Definitive Proxy Statement      [ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          Synergy Financial Group, Inc.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:


  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

     (3) Filing Party:
--------------------------------------------------------------------------------

     (4) Date Filed:
--------------------------------------------------------------------------------

Synergy Financial Group, Inc.
310 North Avenue East
P.O. Box 130
Cranford, NJ  07016-0130
(908) 272-3838


                                                          March 25, 2005



Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Synergy Financial Group, Inc. (the "Company"), we invite you to attend our Annual Meeting of Stockholders (the "Meeting") to be held at The Westwood, 438 North Avenue, Garwood, New Jersey, on April 26, 2005, at 10:30 AM. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Meeting.

The Board of Directors of the Company has determined that the matters to be considered at the Meeting, described in the accompanying Notice of Annual
Meeting and Proxy Statement, are in the best interest of the Company and its stockholders. The Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS QUICKLY AS POSSIBLE. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting. Your vote is very important.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to restrict attendance to stockholders only. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 10:00 AM. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic equipment will not be permitted at the meeting.


                                           Sincerely,



                                           /s/ John S. Fiore
                                           John S. Fiore
                                           President and
                                           Chief Executive Officer

--------------------------------------------------------------------------------
                          SYNERGY FINANCIAL GROUP, INC.
                              310 NORTH AVENUE EAST
                           CRANFORD, NEW JERSEY 07016
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2005
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Synergy Financial Group, Inc. (the "Company") will be held at The Westwood, 438 North Avenue, Garwood, New Jersey, on April 26, 2005, at 10:30 AM. The Meeting is for the purpose of considering and acting upon the following matters:

     1.   The election of three directors of Synergy Financial Group, Inc.; and
     2. The ratification of the appointment of Grant Thornton LLP as the Company's independent auditor for the year ending December 31, 2005.

     The transaction of such other business as may properly come before the Meeting, or any adjournments thereof, may also be acted upon. The Board of Directors is not aware of any other business to come before the Meeting.

     The Board of Directors of the Company has determined that the matters to be considered at the Meeting, described in the accompanying Notice of Annual
Meeting and Proxy Statement, are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.
                                         ---

     Action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Company's bylaws, the Board of Directors has fixed the close of business on February 28, 2005 as the record date for determination of the stockholders entitled to vote at the Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Kevin A. Wenthen
                                       Kevin A. Wenthen
                                       Corporate Secretary
Cranford, New Jersey
March 25, 2005

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                          SYNERGY FINANCIAL GROUP, INC.
                              310 NORTH AVENUE EAST
                           CRANFORD, NEW JERSEY 07016
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 2005

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Synergy Financial Group, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at The Westwood, 438 North Avenue, Garwood, New Jersey, on April 26, 2005, at 10:30 AM (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about March 25, 2005.

     At the Meeting, stockholders will consider and vote upon (i) the election of three directors of the Company and (ii) the ratification of the appointment of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2005. The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

     The Company is the parent company of Synergy Bank (the "Bank"). The Company was formed as a corporation under the laws of New Jersey in 2003 at the direction of the Bank to acquire all of the outstanding stock of the Bank issued in connection with the second-step conversion and reorganization of Synergy, MHC, the former mutual holding company parent of Synergy Financial Group, Inc., the former middle-tier stock holding company of the Bank. The second-step conversion and reorganization from the mutual holding company form of organization to a full stock corporation was completed on January 20, 2004.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted as specified thereon. If no specification is made, signed proxies will be voted "FOR" the nominees for director as set forth herein and "FOR" the ratification of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2005. The proxy confers discretionary authority on the persons named thereon to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     Stockholders of record as of the close of business on February 28, 2005 (the "Record Date"), are entitled to one vote for each share of the common stock of the Company, par value $0.10 per share (the "Common Stock"), then held. As of the Record Date, the Company had 12,452,011 shares of Common Stock issued and outstanding.

     The Certificate of Incorporation of the Company provides that in no event shall any record owner of any Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. Furthermore, the Certificate of Incorporation of the Company provides that for a period of five years from the completion of the conversion of Synergy, MHC from mutual to stock form, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Company, except as provided in the Certificate of Incorporation.

     The presence in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, broker non-votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter) will be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors (Proposal I), the proxy provided by the Board of Directors allows a stockholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for the nominees being proposed. Under the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominees being proposed is withheld.

     Concerning all other matters that may properly come before the Meeting, including the ratification of the independent auditors (Proposal II), by checking the appropriate box, a stockholder may: (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Unless otherwise required by law, all such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (i) broker non-votes or
(ii) proxies marked "ABSTAIN" as to that matter.

Security Ownership of Certain Beneficial Owners

     Persons and groups owning 5% or more of the outstanding Common Stock are required to file reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. The following table sets forth, as of the Record Date, the ownership of persons and groups owning in excess of 5%, the ownership of the Company's employee stock ownership plan and the ownership of all executive officers and directors of the Company as a group. Other than as set forth in the following table, management knows of no person or group that owns 5% or more of the outstanding Common Stock at the Record Date.

                                                                                         Percent of
                                                         Amount and Nature of           Common Stock
Name and Address of Beneficial Owner                     Beneficial Ownership            Outstanding
------------------------------------                     --------------------            -----------


Synergy Financial Group, Inc. Bank Employee Stock
  Ownership Plan Trust (the "ESOP")                           996,167(1)                    8.0%
310 North Avenue East
Cranford, New Jersey 07016


Financial Edge Fund, L.P.
20 East Jefferson Avenue, Suite 22                            773,558(2)                    6.2%
Naperville, Illinois 60540


All directors and executive officers of the
     Company as a group (12 persons)                          907,085(3)                    7.3%

------------------
(1) These shares are held in a suspense account and are allocated among participants annually on the basis of compensation as the ESOP debt is repaid. The Board of Directors appointed all non-employee directors to serve as ESOP Trustees and appointed John S. Fiore, President and Chief Executive Officer, Kevin A. Wenthen, Senior Vice President, and Janice L. Ritz, a Vice President of the Bank, as members of the ESOP Plan Committee. The ESOP Trustees direct the vote of all unallocated shares and shares allocated to participants if timely voting directions are not received for such shares.
(2) As reported in an amended Schedule 13D filed by the beneficial owners with the Securities and Exchange Commission on January 24, 2005.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership. Excludes shares held by the ESOP (other than shares allocated to executive officers of the Company) over which non-employee directors, as ESOP Trustees, exercise shared voting power. Also excludes unvested shares held by the Synergy Financial Group, Inc. 2003 Restricted Stock Plan (the "2003 Restricted Stock Plan") and the Synergy Financial Group, Inc. 2004 Restricted Stock Plan (the "2004 Restricted Stock Plan") over which non-employee directors, as RSP Trustees, exercise shared voting power.


--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's certificate of incorporation requires that the Board of Directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of nine members. Three directors will be elected at the Meeting, to serve for a three-year term and until their successors have been elected and qualified.

     Kenneth S. Kasper, George Putvinski and Magdalena M. De Perez have been nominated by the Board of Directors to serve as directors. Each nominee is currently a member of the Board of Directors. It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees. If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

     The following table sets forth the names, ages, terms of, length of board service and the number and percentage of shares of Common Stock beneficially owned by the directors and executive officers of the Company.

                                                                                       Shares of
                                      Age at          Year First       Current       Common Stock       Percent
                                   December 31,        Elected or      Term to       Beneficially          of
Name                                   2004          Appointed(1)       Expire         Owned(2)           Class
----                                   ----          ------------       ------         --------           -----

Nancy A. Davis                          65               1977            2006         47,224(3)             *
Magdalena M. De Perez                   54               2001            2005         19,641(3)             *
John S. Fiore                           47               2000            2006        189,995(4)            1.5%
David H. Gibbons, Jr.                   34               2001            2007         56,663(3)(5)          *
Kenneth S. Kasper                       50               1993            2005         53,089(3)(6)          *
Paul T. LaCorte                         52               2001            2007         36,224(3)             *
George Putvinski                        56               1993            2005         46,025(3)(7)          *
W. Phillip Scott                        53               1996            2006         32,521(3)(8)          *
Albert N. Stender                       59               1999            2007         54,530(3)(9)          *

Executive Officers of the Company
Kevin M. McCloskey                      46                N/A            N/A         216,630(10)(11)       1.7%
Kevin A. Wenthen                        50                N/A            N/A          74,124(10)            *
Ralph A. Fernandez                      40                N/A            N/A          62,529(12)            *

------------------
*    Less than 1.0%
(1) Refers to the year the individual first became a director of the Bank. All directors of the Bank in March 2001 became directors of the Company at that time.
(2) Beneficial ownership as of the Record Date. For Messrs. Fiore, McCloskey, Wenthen and Fernandez, includes shares allocated to individual accounts under both the ESOP and the Synergy Financial Group, Inc. 401(k) Savings Plan. An individual is considered to beneficially own shares if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote, or to direct the voting of, the shares; or (2) investment power, which includes the power to dispose, or direct the disposition of, the shares.
(3) Excludes 996,167 shares held under the ESOP over which such individual, as an ESOP Trustee, exercises voting power. Also excludes an aggregate total of 408,055 unvested shares held by the 2003 Restricted Stock Plan and the 2004 Restricted Stock Plan over which such individual, as an RSP trustee, exercises voting power. Includes 9,254 shares which may be acquired pursuant to the exercise of options, including options that become exercisable in April 2005. Also includes 1,582 shares that will vest under the 2003 Restricted Stock Plan in April 2005.
(4) Includes 61,096 shares which may be acquired pursuant to the exercise of options, including options that become exercisable in April 2005. Also includes 10,506 shares that will vest under the 2003 Restricted Stock Plan in April 2005. Includes 26,061 shares owned by Mr. Fiore's wife, which Mr. Fiore may be deemed to beneficially own.
(5) Includes 2,457 shares owned by Mr. Gibbon's wife, which Mr. Gibbons may be deemed to beneficially own.
(6) Includes 31,537 shares owned by Mr. Kasper's wife, which Mr. Kasper may be deemed to beneficially own.
(7) Includes 14,892 shares owned by Mr. Putvinski's wife, which Mr. Putvinski may be deemed to beneficially own.
(8) Includes 930 shares owned by Mr. Scott's wife and 3,723 shares held in trust for a minor child, which Mr. Scott may be deemed to beneficially own.
(9) Includes 38,763 shares owned by Mr. Stender's wife, which Mr. Stender may be deemed to beneficially own.
(10) Includes 29,784 shares which may be acquired pursuant to the exercise of options, including options that become exercisable in April 2005. Also includes 4,765 shares that will vest under the 2003 Restricted Stock Plan in April 2005.
(11) Includes 18,615 shares held by the Kevin McCloskey Family, LLC for which Mr. McCloskey maintains voting control but maintains less than 5% ownership.
(12) Includes 744 shares held in trust for minor children, which Mr. Fernandez may be deemed to beneficially own. Includes 14,892 shares which may be acquired pursuant to the exercise of options.

Biographical Information

     Directors and Executive Officers of the Company. Set forth below is the business experience for the past five years of each of the directors and executive officers of the Company.

     Kenneth S. Kasper has served as Chairman of the Board of Directors of the Company since its formation in 2001. He has been a director of the Bank since 1993, and has served as Chairman of the Board of Directors of the Bank since 1998. Mr. Kasper is a Compliance Director with Schering-Plough Corporation, a pharmaceutical research and manufacturing company, a position he has held since 1991. Prior to that time, Mr. Kasper served as Senior Counsel for Schering-Plough. Mr. Kasper is also actively involved in civic activities, serving as Chairman of the Chester Borough Board of Adjustment, Director of the Board of Environmental Health & Safety Auditor Certifications ("BEAC"), and Treasurer of the Council of Engineering and Scientific Specialty Boards.

     Nancy A. Davis has served on the Board of Directors of the Company since its formation in 2001, and the Bank since 1977. Ms. Davis is a consultant for Schering-Plough Corporation, a company that she retired from in 2002. She was employed by that company since 1965, most recently as a Senior Legal Assistant.

     Magdalena M. De Perez has served on the Board of Directors of the Company and the Bank since 2001. Ms. De Perez is Vice President - Investments, Financial Advisor for Wachovia Securities, LLC. She has worked in the financial services industry since 1983 and acts as a financial advisor to several community service organizations in Union County.

     John S. Fiore has been the President and Chief Executive Officer of the Company since its formation in 2001 and has served as President and Chief Executive Officer of the Bank since 1995. He also serves as a member of both Boards of Directors. He has been employed by the Bank since 1989. Mr. Fiore also serves as President and Chief Executive Officer of Synergy Financial Services, Inc., a wholly-owned subsidiary of the Company.

     David H. Gibbons, Jr. has served on the Board of Directors of the Company and the Bank since 2001. Mr. Gibbons is a commercial real estate executive who is employed as Executive Vice President of Gibbons Realty Group, Inc. He is active in the community, serving as a Trustee for Trinitas Hospital, a Director of the Union County Alliance and the Elizabeth Chamber of Commerce, Chairman of the Board of Directors of the YMCA of Eastern Union County and is a Past Chairman of the Board of Directors of Elizabeth Development Co. In addition, Mr. Gibbons also serves as a Trustee for the National Association of Office and Industrial Properties, a commercial real estate trade and lobbying organization.

     Paul T. LaCorte has served on the Board of Directors of the Company and the Bank since 2001. Mr. LaCorte is an executive officer and partner with Hamilton Holding Company, V & F, Inc. and Ditullio and LaCorte Associates, LLC, all of which are real estate holding companies. He is a member and former Chairman of the Union County Economic Development Corporation and a former Chairman of the Cranford Downtown Management Corporation. He is also a member and former President of the Cranford Chamber of Commerce.

     George Putvinski has served on the Board of Directors of the Company since its formation in 2001, and the Bank since 1993. Mr. Putvinski is employed as the Director of Global Planning and Reporting for Schering-Plough Corporation. He has been employed by Schering-Plough Corporation since 1979.

     W. Phillip Scott has served on the Board of Directors of the Company since its formation in 2001, and the Bank since 1996. Mr. Scott is employed as a Finance Manager for Schering-Plough Corporation. He has been employed by Schering-Plough Corporation since 1980. Mr. Scott is a certified public accountant.

     Albert N. Stender has served on the Board of Directors of the Company since its formation in 2001, and the Bank since 1999. Mr. Stender is a self-employed attorney, who was formerly a partner with the law firm of Stender & Hernandez and Cranford municipal attorney. He is the managing member of URANUT, LLC, a real estate investment company. Mr. Stender is also municipal prosecutor for the Borough of Kenilworth and a Director of the Cranford Chamber of Commerce.

     Kevin M. McCloskey has served as Senior Vice President and Chief Operating Officer since 2000. Prior to that time, Mr. McCloskey was the Vice President and Chief Operating Officer for Lakeview Savings Bank. Mr. McCloskey is a Board member and Treasurer of the YMCA of Eastern Union County, a member of the Board of Trustees for Union County Economic Development Corporation and is a Trustee of the Trinitas Health Foundation.

     Kevin A. Wenthen has served as Senior Vice President and Chief Administrative Officer since 1996 and as Secretary since 2002. Prior to joining Synergy, Mr. Wenthen was the President and Chief Executive Officer of KAW Marketing, Inc. and, prior to that, Vice President of Planning for Chemical Bank New Jersey, NA.

     Ralph A. Fernandez has served as Senior Vice President and Chief Financial Officer for the Company and the Bank since January, 2004. He previously served the Company and Bank as Vice President and Chief Financial Officer since 2000, after joining the Bank as Vice President of Finance in 1999. Prior to that time, Mr. Fernandez was a regional executive policy committee member, a senior examiner and a senior analyst for the Office of Thrift Supervision.

Meetings and Committees of the Board of Directors

     The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the year ended December 31, 2004, the Board of Directors met thirteen times, including regularly scheduled meetings and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which he or she served during the year ended December 31, 2004. The Board maintains an Audit Committee, as well as an Executive Committee, a Compensation Committee, a Budget and Asset/Liability Management Committee and a Nominating Committee.

     The Executive Committee currently consists of Directors Kasper (Chair), Fiore, Gibbons, LaCorte and Scott. This committee serves as an interim decision-making body to address matters that arise between regularly-scheduled meetings of the full Board. This committee also makes recommendations to the Board of Directors on corporate governance matters and exercises supervision of major agenda items for, and periodic reports presented at, full Board meetings. This committee did not meet during the year ended December 31, 2004.

     The Compensation Committee currently consists of Directors Kasper (Chair), De Perez, LaCorte and Stender. The responsibilities of this committee include appraisal of the chief executive officer's performance, administration of management incentive compensation plans and review of the directors' compensation. During the year ended December 31, 2004, this committee met four times.

     The Budget and Asset/Liability Management Committee currently consists of Directors Scott (Chair), De Perez, Fiore, Kasper and Putvinski. This committee oversees the Bank's investments, loans, other assets and its liabilities, primarily its sources of funds, for the purpose of maintaining profitable spreads between the cost of liabilities and the yield on assets consistent with prudent risk. This committee meets generally during October and November each year with the goal of developing an annual business and operating plan for presentation to the full Board at the regular November meeting. In addition, at least one non-employee member of this committee meets monthly with management to review investment policies, loan and deposit pricing and production volumes, interest rate risk analysis, liquidity and borrowing needs, and a variety of other asset and liability management topics. The results of each monthly meeting are presented to the full Board at its regular monthly meeting. During the year ended December 31, 2004, this committee met five times.

     The Audit Committee currently consists of Directors Gibbons (Chair), Davis, Putvinski and Stender. All members of the Audit Committee are independent under the rules of the NASDAQ stock market. The Board of Directors has determined that Mr. Putvinski is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to the proxy statement for the 2004 annual meeting of stockholders. The Audit Committee typically meets every other month with the internal auditor and periodically as needed with the external auditors. Its main responsibilities include oversight of the internal and external auditors and monitoring of management and staff compliance with the Board's audit policies, and applicable laws and regulations. During the year ended December 31, 2004, this committee met six times.

     Report of the Audit Committee. For the year ended December 31, 2004, the Audit Committee: (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's independent auditor, Grant Thornton LLP, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received from Grant Thornton LLP disclosures regarding Grant Thornton LLP's independence as required by Independence Standards Board Standard No. 1 and discussed with Grant Thornton LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

     Audit Committee:
          David H. Gibbons, Jr. (Chair)
          Nancy A. Davis
          George Putvinski
          Albert N. Stender

Principal Accounting Fees and Services

     Effective July 30, 2002, the Securities and Exchange Act of 1934 was amended by the Sarbanes-Oxley Act of 2002 to require all auditing services and non-audit services provided by an issuer's independent auditor to be pre-approved by the issuer's audit committee. The Company's Audit Committee has adopted a policy of approving all audit and non-audit services prior to the service being rendered. All of the services listed below for 2003 and 2004 were approved by the Audit Committee prior to the service being rendered.

     Audit Fees. The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2004 and 2003 were $173,463 and $78,489, respectively.

     Audit Related Fees. The aggregate fees billed by Grant Thornton LLP for assurance and related services related to the audit of the annual financial statements and to the review of the quarterly financial statements for the years ended December 31, 2004 and 2003 were $8,750 and $123,085, respectively and for 2003 consisted of services in connection with the Company's second-step stock offering completed on January 20, 2004 and for 2004 consisted of services in connection with a Form S-8 registration statement filed by the Company related to the 2004 Stock Option Plan.

     Tax Fees. The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2004 and 2003 were $20,000 and $25,132, respectively.

     All Other Fees. The aggregate fees billed by Grant Thornton LLP for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related Fees," and "Tax Fees" for the years ended December 31, 2004 and 2003 were $0 and $1,000, respectively, and consisted of services in connection with the Company's second-step stock offering completed on January 20, 2004.

Director Nomination Process

     The Nominating Committee currently consists of Directors LaCorte (Chair), Davis, Gibbons, Scott and Stender. The Nominating Committee met twice during the year ended December 31, 2004. As defined by NASDAQ, each member of the committee is an independent director. The responsibilities of the members of the Nominating Committee are set forth in a charter, a copy of which was attached as an appendix to the 2004 proxy statement.

     The Company does not currently pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee's process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and its wholly-owned subsidiaries, Synergy Bank and Synergy Financial Services, Inc. Additionally, the Committee will consider persons recommended by stockholders of the Company in selecting the Committee's nominees for election. There is no difference in the manner in which the Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting Board nominees.

     To be considered in the Committee's selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year's annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. The Committee believes potential directors should be knowledgeable about the business activities in which the Company and its subsidiaries engage, as well as their market areas.

Stockholder Communications

     The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of stockholders. All of the Board's members
attended      the      2004      Annual      Meeting      of       stockholders.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Compensation of Directors

     Board Fees. For the year ended December 31, 2004, each director was paid an annual retainer of $6,000, which is paid in monthly installments of $500, a fee of $1,500 per Board meeting and a fee of $300 per committee meeting for each such meeting attended. The Chairman received an additional annual fee of $3,000. The total compensation paid to the directors for the year ended December 31, 2004 was approximately $229,200. Directors who also serve as employees of the Bank do not receive compensation as directors.

2004 Stock Awards

     2004 Stock Option Plan. Directors and officers were awarded options to purchase shares of Common Stock on August 31, 2004, the date of stockholder approval of the Synergy Financial Group, Inc. 2004 Stock Option Plan, at an exercise price of $10.15, equaling the fair market value of the Common Stock on that date. Each non-employee director was awarded 26,384 options. President and Chief Executive Officer Fiore was awarded 175,897 options. Officers McCloskey, Wenthen and Fernandez were each awarded 63,200 options. These options are first exercisable at a rate of 20% one year after the date of grant and 20% annually thereafter during such period of service as an employee, director or director emeritus. Upon disability, death, or a change in control, such awards become 100% exercisable.

     2004 Restricted Stock Plan. Directors and officers were awarded shares of restricted stock on August 31, 2004, the date of stockholder approval of the Synergy Financial Group, Inc. 2004 Restricted Stock Plan. Each non-employee director was awarded 10,553 shares of restricted stock. President and Chief Executive Officer Fiore was awarded 70,359 shares of restricted stock. Officers McCloskey, Wenthen and Fernandez were each awarded 25,000 shares of restricted stock. Restricted stock awards are earned at the rate of 20% one year after the date of grant and 20% annually thereafter during periods of service as an employee, director or director emeritus. All awards become immediately 100% vested upon death or disability or termination of service following a change in control. The 2004 Restricted Stock Plan intends to continue to make stock purchases in the open market from time to time to fund such plan.

Executive Compensation

     Summary Compensation Table. The following table sets forth the compensation awarded to or earned by the Company's president and chief executive officer and certain other executive officers for the years shown. No other executive officer received a total annual salary and bonus in excess of $100,000 during the reporting period.

                                           Annual Compensation(1)    Long Term Compensation Awards
                                           ----------------------    -----------------------------
                                                                       Restricted         Securities            All
                                  Fiscal                             Stock Award(s)       Underlying           Other
Name and Principal Position        Year       Salary       Bonus         ($)(2)         Options/SARs(#)     Compensation
---------------------------        ----       ------       -----         ------         ---------------     ------------

John S. Fiore,                     2004        $288,086    $136,841     $714,144           175,897             $42,510(3)
  President and Chief              2003         220,450      78,260      293,480           152,744             $60,953
  Executive Officer                2002         204,120     205,140            -                 -              57,868


Kevin M. McCloskey,                2004        $161,000    $ 76,475     $253,750            63,200             $24,815(4)
  Senior Vice President and        2003         140,000      42,700      133,114            74,463              39,333
  Chief Operating Officer          2002         130,000     124,150            -                 -              27,449


Kevin A. Wenthen,                  2004        $148,500     $70,538     $253,750            63,200             $23,165(5)
  Senior Vice President and        2003         135,000      41,175      133,114            74,463              37,896
  Chief Administrative Officer     2002         125,000     119,375            -                 -              26,420


Ralph A. Fernandez,                2004        $125,000     $59,375     $253,750            63,200             $19,063(6)
  Senior Vice President and        2003         105,000      32,025      133,114            74,463              29,465
  Chief Financial Officer          2002          95,000      90,725            -                 -              20,099

------------------
(1) All compensation set forth in the table, other than awards of stock options or restricted stock, was paid by the Bank
(2) Dividend rights associated with the restricted stock are accrued and held in arrears to be paid at the time the shares vest. As of December 31, 2004, the value of the restricted shares held by Mr. Fiore was $1,651,655 and the value of the restricted shares held by each of Messrs. McCloskey, Wenthen and Fernandez was $656,235.
(3) For 2004, includes the Bank's contribution under the individual's Supplemental Executive Retirement Plan of $28,400, the Bank's contribution to the individual's account under a 401(k) Plan of $13,000 and $1,110 for term life insurance premium. The amount does not include the award of shares under the ESOP program for 2004, as this information was not available at the date of this proxy statement.
(4) For 2004, includes the Bank's contribution under the individual's Supplemental Executive Retirement Plan of $16,100, the Bank's contribution to the individual's account under a 401(k) Plan of $8,050 and $665 for term life insurance premium. The amount does not include the award of shares under the ESOP program for 2004, as this information was not available at the date of this proxy statement.
(5) For 2004, includes the Bank's contribution under the individual's Supplemental Executive Retirement Plan of $14,850, the Bank's contribution to the individual's account under a 401(k) Plan of $7,425 and $890 for term life insurance premium. The amount does not include the award of shares under the ESOP program for 2004, as this information was not available at the date of this proxy statement.
(6) For 2004, includes the Bank's contribution under the individual's Supplemental Executive Retirement Plan of $12,500, the Bank's contribution to the individual's account under a 401(k) Plan of $6,250 and $313 for term life insurance premium. The amount does not include the award of shares under the ESOP program for 2004, as this information was not available at the date of this proxy statement.

     The following table sets forth information concerning options granted during the year ended December 31, 2004.

                                                                                       Potential Realizable
                                                                                         Value at Assumed
                                             Option Grants in 2004 Fiscal Year         Annual Rates of Stock
                                             ---------------------------------         Price Appreciation for
                            Individual Grants                                               Option Term
                            -----------------                                               -----------

                                        Percent of
                                       Total Options
                          Number of     Granted to      Exercise
                          Options       Employees in     Price      Expiration
       Name               Granted       Fiscal Year     ($/Share)       Date        5% ($)        10% ($)
       ----               -------       -----------     ---------       ----        ------        -------

John S. Fiore             175,897           36%           $10.15       8/31/14     1,122,223     2,846,013

Kevin M. McCloskey         63,200           13%           $10.15       8/31/14       403,216     1,022,576

Kevin A. Wenthen           63,200           13%           $10.15       8/31/14       403,216     1,022,576

Ralph A. Fernandez         63,200           13%           $10.15       8/31/14       403,216     1,022,576

     The following table sets forth information concerning options held as of December 31, 2004.

Aggregated Option Exercises in 2004 Fiscal Year and Fiscal Year End Option
--------------------------------------------------------------------------
Values
------

                                                                                                Value of
                              Shares                         Number of Options            In-the-money Options
                           Acquired on       Value        at Fiscal Year-End (#)         at Fiscal Year-End ($)
          Name             Exercise (#)  Realized ($)    Exercisable/Unexercisable    Exercisable/Unexercisable (1)
          ----             ------------  ------------    -------------------------    -----------------------------

John S. Fiore                   -              -             30,548 / 298,091              $239,903 / $1,538,335

Kevin M. McCloskey              -              -             14,892 / 122,769              $116,951 / $675,749

Kevin A. Wenthen                -              -             14,892 / 122,769              $116,951 / $675,749

Ralph A. Fernandez              -              -             14,892 / 122,769              $116,951 / $675,749

     Employment Agreements. The Bank has entered into an employment agreement with Mr. Fiore. Mr. Fiore's base salary under the employment agreement for the year ended December 31, 2004 was $288,086. Mr. Fiore's employment agreement has a term of three years and may be terminated by the Bank for "cause" as defined in the agreement. If the Bank terminates Mr. Fiore's employment without just cause, he will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement. The employment agreement contains a provision stating that after Mr. Fiore's employment is terminated in connection with any change in control, he will be paid a lump sum amount equal to 2.99 times his base salary and the highest rate of bonus awarded to him during the three years prior to such termination. If payment had been made under the agreement as of December 31, 2004, the payment to Mr. Fiore would have equaled approximately $1,463,200. In addition, the Board has entered into Change in Control Severance Agreements with executive officers McCloskey, Wenthen and Fernandez. Under such agreements, if their employment is terminated within eighteen months of a change in control of the Bank, such individuals would receive severance benefits equal to approximately three times their average annual compensation. At December 31, 2004, such payments would have equaled approximately $739,900, $681,400 and $611,300, respectively, upon termination following a change in control. All payments to be made under these agreements shall be reduced as may be necessary so that such payments will not exceed the tax deductible limits under Section 280G of the Code.

     Supplemental Executive Retirement Plan. Synergy Bank established a Supplemental Executive Retirement Plan ("SERP") for the benefit of John S. Fiore, President and Chief Executive Officer in April, 1999. Under the terms of the SERP, the Bank accrues an annual expense that was projected to furnish Mr. Fiore an annual pension benefit upon retirement at age 60 of $102,366 per year for a period of fifteen years. On December 16, 2004, the Board terminated this SERP agreement, and paid the accrued plan assets of $48,481 to Mr. Fiore. A new SERP agreement was subsequently adopted with an effective date of January 1, 2005. The new SERP will provide benefits to Mr. Fiore in an amount equal to 70% of his final salary upon retirement at age 60, payable for life, reduced by the projected value of benefits payable to Mr. Fiore as follows: (i) 50% of the estimated benefits from Federal Social Security system; (ii) the account value from the 401(k) Savings Plan attributable to any Company contributions or matching contributions; (iii) the account value from the ESOP, (iv) the account value from any other Code Section 401(a) tax-qualified retirement plans of the Company or its Affiliates implemented at any time after the SERP effective date; and (v) the account value from the ESOP benefits equalization plan. The minimum benefit under the new SERP will be an annual benefit of $102,366 upon retirement at age 60 for life, but in no event for a period of less than fifteen years.

     Under the terms of the new SERP, the Bank will determine annually the projected future benefits and set aside an annual accrual as determined necessary in accordance with generally accepted accounting principles.

     On January 1, 2002, the Bank adopted a SERP for the benefit of executive officers McCloskey, Wenthen and Fernandez. This plan requires an annual accrual equal to ten percent of each participant's base salary to be credited to the plan reserve. Plan reserves earned interest at an annual rate equal to the greater of the Bank's cost of funds or 4%. The accumulated deferred compensation account for each executive officer was to be payable to each participant at anytime following termination of employment after three years following the SERP's implementation, the death or disability of the executive officer or termination of employment following a change in control of Synergy Bank, whereby Synergy Bank or Synergy Financial Group, Inc. is not the resulting entity. In December 2004, the Board of Directors adopted a plan amendment that adjusted the plan reserves annual earnings rate to The Wall Street Journal "prime rate" plus 100 basis points, with a minimum rate of 4% and a maximum rate of 10%. The amendment also provides participants the ability to request that plan assets be invested in Synergy Financial Group, Inc. common stock. The effective date of this amendment is January 1, 2005.

     Deferred Compensation Plan. The Bank sponsors a Deferred Compensation Plan that permits directors and officers to defer the receipt of compensation until a future date. Such deferred sums earn interest earnings at The Wall Street Journal "prime rate" plus 100 basis points, with a minimum of 4% and a maximum of 10%. Alternatively, such deferred amounts may be directed for investment in Company stock. Deferred sums are recognized as a financial reporting expense at the time of deferral. Generally, payments under the plan will be taxable to each participant at the time of receipt of such payment, and the Company will recognize a tax-deductible compensation expense at such time.

     Benefits Equalization Plan. The Board of Directors of the Company adopted the Synergy Financial Group, Inc. Retirement Benefits Equalization Plan ("BEP") effective as of January 1, 2005. The BEP provides the participating executives with the same level of benefits that all other employees are eligible to receive under the Company's employee stock ownership plan and 401(k) Savings Plan without regard to the limitations on levels of compensation and annual benefits imposed under Sections 401(a)(17) and 415 of the Internal Revenue Code. Specifically, the Plan provides benefits to officers that cannot be provided under the employee stock ownership plan and the 401(k) Savings Plan as a result of limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code, but that would have been provided under the employee stock ownership plan and the 401(k) Savings Plan, but for these

Internal Revenue Code limitations. For example, this Plan provides participants with a benefit for any compensation that they may earn in excess of $205,000 per year (as indexed) comparable to the benefits earned by all participants under the employee stock ownership plan and the 401(k) Savings Plan for compensation earned below that level. The actual value of benefits under this Plan and the annual financial reporting expense associated with this Plan will be calculated annually based upon a variety of factors, including the actual value of benefits for participants determined under the employee stock ownership plan and the 401(k) Savings Plan each year, the applicable limitations under the Internal Revenue Code that are subject to adjustment annually and the salary of each participant at such time. Generally, benefits under the Plan will be taxable to each participant at the time of receipt of such payment, and the Company will recognize a tax-deductible compensation expense at such time.

     Split Dollar Life Insurance Agreement. In addition, the Board of Directors of the Bank also approved an amendment to the Life Insurance Agreement between the Bank and John S. Fiore, President and Chief Executive Officer, which shall provide a death benefit payable to Mr. Fiore's beneficiaries of $2.0 million. The prior arrangement provided for a reduction of such death benefit following retirement after age 60.

Compensation Committee Report on Executive Compensation

     The Compensation Committee (the "Committee") has furnished the following report on executive compensation:

     Under the supervision of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by closely aligning the financial interests of the Company's employees, including its chief executive officer ("CEO"), chairman and other senior management, with the interests of its stockholders. All members of the Compensation Committee are independent directors.

     Compensation Philosophy and Strategy. The executive compensation program of the Company is designed to:

(1) Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

(2) Motivate employees to assume increased responsibility and reward them for their achievement;

(3) Provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain top quality, dedicated executives who are critical to the Company's long-term success; and

(4)  Align  the  interests  of  executives  with  the  long-term   interests  of
     stockholders through award opportunities that can result in ownership of the Common Stock.

     At present,  the  executive  compensation  program is  comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock awards and miscellaneous benefits typically offered to executives in comparable corporations. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent consultant's survey of salary competitiveness of other financial institutions. The Committee is advised periodically by independent compensation consultants concerning salary competitiveness.

     As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on Company performance incentives rather than on salary. Reliance on Company performance causes greater variability in the individual's total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, the Company believes executive officers are encouraged to continue focusing on building profitability and stockholder value. The mix of annual and long-term compensation was set subjectively. In determining the mix, the Committee balanced rewards for past corporate performance with incentives for future corporate performance improvement.

     Base Salary. Annual base salaries for all executive officers are generally set at competitive levels. The salary ranges for each position are determined by evaluating the responsibilities and accountabilities of the position and comparing it with other executive officer positions in the market place on an annual basis. The base salary of each executive officer, including the president and chief executive officer, is reviewed annually and adjusted within the position range based upon a performance evaluation.

     Long-Term Incentive Compensation. The Company relies to a large degree on annual and longer term incentive compensation to attract and retain corporate officers and other employees and to motivate them to perform to the full extent of their abilities. The long-term incentive compensation includes restricted stock awards and stock option awards. The Committee believes that issuing stock options and other stock-based incentives to executives benefits the Company's stockholders by encouraging and enabling executives to own stock of the Company, thus aligning executive pay with stockholder interests.

     Compensation of the Chief Executive Officer. Mr. Fiore has served as president and chief executive officer of the Company since its formation and as president and chief executive officer of the Bank since 1995. His salary for 2004 of $288,086 reflected the Board's assessment of compensation levels for the industry. In addition, during 2004, Mr. Fiore was awarded stock options to purchase 175,879 shares of Common Stock on August 31, 2004, the date of stockholder approval of the Synergy Financial Group, Inc. 2004 Stock Option Plan, at an exercise price equal to the fair market value of the Common Stock on that date. These options are first exercisable at a rate of 20% one year after the date of grant and 20% annually thereafter during such period of service as an employee, director or director emeritus. Upon disability, death, or a change in control, such awards become 100% exercisable. Additionally, Mr. Fiore was awarded 70,359 shares of restricted stock on August 31, 2004, the date of stockholder approval of the Synergy Financial Group, Inc. 2004 Restricted Stock Plan. Restricted stock awards are earned at the rate of 20% one year after the date of grant and 20% annually thereafter during periods of service as an employee, director or director emeritus. All awards become immediately 100% vested upon death or disability or termination of service following a change in control.

     Compensation Committee:
          Kenneth S. Kasper (Chair)
          Magdalena M. De Perez
          Paul T. LaCorte
          Albert N. Stender

     Stock Performance Graph. Set forth below is a stock performance graph comparing the cumulative total shareholder return on the Common Stock with (a) the cumulative total shareholder return on stocks included in the NASDAQ U.S. Market Index and (b) the cumulative total shareholder return on stocks included in the SNL NASDAQ Thrift Index. The NASDAQ U.S. Market Index was prepared by the Center for Research in Security Prices (CRSP) at the University of Chicago, and the SNL Nasdaq Thrift Index was prepared by SNL Securities, LC, Charlottesville, Virginia. The SNL Thrift Index includes all thrift institutions traded on NASDAQ. The cumulative total return for both indices and for the Company is computed with the reinvestment of dividends that were paid during the period and assume the investment of $100 as of January 21, 2004 (the date the Company's common stock began trading on the NASDAQ Stock Market following the closing of the Company's second-step mutual-to-stock conversion on January 20, 2004). It is assumed that the investment in the Company's common stock was made at the initial public offering price of $10.00 per share.


[OBJECT OMITTED]


----------------------------------------------------------------
                                        1/21/04      12/31/04
----------------------------------------------------------------

NASDAQ U.S. Market Index                  $100         $102

SNL NASDAQ Thrift Index                    100          108

Synergy Financial Group, Inc.              100          135
----------------------------------------------------------------

     There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph above. The Company neither makes nor endorses any predictions as to stock performance.

     The information set forth above under the subheadings "Report of the Compensation Committee on Executive Compensation" and "Stock Performance Graph"
(i) shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act of 1933, as amended, shall not be deemed to be incorporated by reference in any such filing.

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee during the year ended December 31, 2004, consisted of Directors Kasper (Chair), De Perez, LaCorte and Stender. During the year ended December 31, 2004, the Company had no "interlocking" relationships in which (i) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of the Company; (ii) an executive officer of the Company served as a director of another entity, one of whose executive officers served on the compensation committee of the Company; and (iii) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

--------------------------------------------------------------------------------
          ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

     The Common Stock is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required by Section 16(a) of such act to file reports of ownership and changes in beneficial ownership of the Common Stock with the Securities and Exchange Commission and NASDAQ and to provide copies of those reports to the Company. The Company is not aware of any beneficial owner, as defined under
Section 16(a), of more than ten percent of the Common Stock. To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers and directors were complied with during the 2004 fiscal year.

Certain Relationships and Related Transactions

     No directors, officers or immediate family members of directors or officers were engaged in transactions with the Company or any subsidiary involving more than $60,000 (other than loans with the Bank) during the two years ended December 31, 2004.

     The Bank, like many financial institutions, has followed the policy of offering residential mortgage loans for the financing of personal residences and consumer loans to its directors, officers, and employees. Loans are made in the ordinary course of business and are also made on substantially the same terms and conditions, other than a 1% discount for employees on the interest rate paid while the person remains an employee, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2004, all loans outstanding to all directors, nominees and executive officers, and the affiliates of such persons, were current and performing in accordance with their terms.

--------------------------------------------------------------------------------
              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors of the Company has appointed Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2005. A representative of Grant Thornton LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

     Ratification of the appointment of the auditors requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Grant Thornton LLP as the Company's auditors for the 2005 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be considered for inclusion in the Company's proxy materials for the Annual Meeting of Stockholders to be held in 2006, all stockholder proposals must be received at the Company's executive office at 310 North Avenue East, Cranford, New Jersey 07016 by November 21, 2005. Stockholder proposals must meet other applicable criteria, as set forth in the Company's bylaws, in order to be considered for inclusion in the Company's proxy materials.

     Under the Company's bylaws, stockholder proposals that are not included in the Company's proxy statement for the 2006 Annual Meeting will only be considered at such meeting if the stockholder submits notice of the proposal to the Company at the above address by February 25, 2006. Stockholder proposals must meet other applicable criteria, as set forth in the Company's bylaws, in order to be considered at the 2006 Annual Meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any other matters to come before the Meeting. However, if any other matters should properly come before the Meeting or any adjournments, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 accompanies this proxy statement.


                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      /s/ Kevin A. Wenthen
                                      Kevin A. Wenthen
                                      Corporate Secretary

                          SYNERGY FINANCIAL GROUP, INC.
                              310 NORTH AVENUE EAST
                           CRANFORD, NEW JERSEY 07016

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 2005

     The undersigned hereby appoints the Board of Directors of Synergy Financial Group, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"),The Westwood, 438 North Avenue, Garwood, New Jersey, on April 26, 2005, at 10:30 AM and at any and all adjournments thereof, in the following manner:

                                                    FOR     WITHHELD
                                                    ---     --------
1.   The election of the nominees listed as
     directors with a term to expire in 2007
     (except as marked to the contrary below):      |_|       |_|

     Magdalena M. De Perez
     Kenneth S. Kasper
     George Putvinski
                                                    FOR     AGAINST     ABSTAIN
                                                    ---     -------     -------

2.   The ratification of the appointment
     of Grant Thornton LLP as the
     Company's independent auditor for the
     year ending December 31, 2005.                 |_|       |_|         |_|


     The Board of Directors recommends a vote "FOR" the above listed nominees and proposal.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting of Stockholders, a Proxy Statement and the 2004 Annual Report on Form 10-K.


                                          |_| Check Box if You Plan
Dated:                                        to Attend the Annual Meeting.




PRINT NAME OF STOCKHOLDER                 PRINT NAME OF STOCKHOLDER



SIGNATURE OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.